Exhibit 99.1

FROM: CLINT SEVERSON, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, ABAXIS

TO: ALL ABAXIS COLLEAGUES

Dear Abaxis Colleagues,

Today we announced that Abaxis has entered into a definitive merger agreement with Zoetis, a leading animal health company, pursuant to which Zoetis will acquire Abaxis. This is a tremendous opportunity for both Abaxis and Zoetis. By leveraging Zoetis’ scale in over 100 countries and their direct customer relationships in approximately 45 countries, Abaxis can accelerate the sales of our leading edge technology and tools that support veterinarians.

Zoetis is a global leader in the discovery, development, manufacture and marketing of veterinary vaccines and medicines, complemented by diagnostic products, genetic tests, biodevices and a range of services. With the addition of Abaxis, Zoetis will enhance their presence in veterinary diagnostics and further be able to support veterinarians with comprehensive solutions for animal health.

This transaction is a testament to all of your dedication and hard work over the years. We have had many conversations with the Zoetis team about our passion for our customers and vision for the future of our diagnostic products.

This is an exciting announcement for Abaxis, but much work still needs to be done as we work toward closing the proposed transaction, which remains subject to customary closing conditions, including shareholder and regulatory approvals. I anticipate you will have many questions along the way and we will provide as many answers as we can. Representatives from Zoetis leadership, including CEO Juan Ramón Alaix, will be joining me today here at headquarters for a meeting at 10 a.m. PDT with Abaxis employees, the goal of which will be to provide more information about the company and how Abaxis will fit into Zoetis’ vision of animal health. After that meeting, if you have questions, you should talk to your supervisor.

We expect the proposed transaction to close before the end of the year. Until that time, Abaxis and Zoetis will continue to operate as separate companies. During the weeks and months ahead, it is very important that we all do our part to stay focused and continue to conduct business as usual. Communications with Zoetis should only take place through designated integration teams. Take great pride in the work at hand, and know that you have helped create something exceptional.

We are committed to keeping you informed as the process progresses and as we work out additional details with Zoetis.

I hope you share my excitement about this new chapter in our story.

Sincerely,

Clint Severson

Chairman and Chief Executive Officer, Abaxis

Meeting Details:

HQ Location: Building 4 (3280 Whipple Road, Union City, CA 94587)

Date and Time: Wednesday, May 16, 2018; 10:00 am PST / 1:00 pm EDT

WebEx / Dial-In Information for Remote Attendees:

Event number: 746 557 155

Event password: ZTS1234

Event address for attendees: https://zoetisevents.webex.com/zoetisevents/onstage/g.php?MTID=e7af8b5d3155a1944ba8531b5ae4bb8ca

Teleconference information

Participant Dial-In: (833) 866-1742

Participant Toll Dial-In: (409) 981-0188

Event Plus passcode: 3096398

Local International Dial-In Numbers: see attachment.

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Cautionary Statement Regarding Forward-Looking Information

Statements included in this communication which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. Zoetis Inc. (“Zoetis”) and Abaxis, Inc. (“Abaxis”) caution readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Zoetis and Abaxis; the outcome of any legal proceedings that may be instituted against Zoetis or Abaxis; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) or Abaxis shareholder approval or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Zoetis and Abaxis do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the acquisition and integration of Abaxis successfully; and other factors that may affect future results of Zoetis and Abaxis. Additional factors that could cause results to differ materially from those described above can be found in Zoetis’ Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the Securities and Exchange Commission (the “SEC”) and in other documents Zoetis files with the SEC, and in Abaxis’s Annual Report on Form 10-K for the year ended March 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2017, which are on file with the SEC and in other documents Abaxis files with the SEC.

Important Additional Information

In connection with the proposed transaction between Zoetis and Abaxis, Abaxis expects to file with the SEC a proxy statement of Abaxis, as well as other relevant documents concerning the proposed transaction. This communication is not a substitute for the proxy statement or for any other document that Abaxis may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Abaxis’s shareholders for their consideration. Before making any voting decision, shareholders of Abaxis are urged to read the proxy statement regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. Shareholders of Abaxis will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Zoetis and Abaxis, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Abaxis, Inc., 3240 Whipple Road, Union City, CA 94587, Attention: Secretary; telephone: (510) 675-6500, or from Abaxis’ website, www.abaxis.com.

Participants in the Solicitation

Abaxis, Zoetis and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Abaxis’ directors and executive officers is available in Abaxis’ definitive proxy statement, which was filed with the SEC on September 19, 2017, and certain of its Current Reports on Form 8-K. Information regarding Zoetis’ directors is available in Zoetis’ definitive proxy statement, which was filed with the SEC on April 2, 2018, and information regarding Zoetis’ executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 15, 2018. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed with the SEC in connection with the proposed transaction. Free copies of this document may be obtained as described in the preceding paragraph.